Exhibit 99.1

FOR IMMEDIATE RELEASE September 12, 2011	Investor and Media Contact: Whitney Finch Director of Investor Relations 813.421.7694 wfinch@walterinvestment.com
WALTER INVESTMENT MANAGEMENT CORP. ANNOUNCES
DECLARATION OF 2010 SPECIAL DIVIDEND
(Tampa, Fla.) — Walter Investment Management Corp. (NYSE Amex: WAC) (“Walter Investment” or the “Company”) today announced that the Company’s Board of Directors has declared a one-time special dividend of approximately $6.2 million payable to holders of record on September 22, 2011. The $0.22423 per share special dividend will be payable on November 15, 2011 and will be made in newly issued shares of the Company’s common stock unless the recipient requests to receive the distribution in cash; provided, however, that the aggregate amount of cash to be paid out in the distribution to all stockholders will not exceed 10% of the aggregate amount paid (approximately $620,000). Walter Investment’s Common Stock will begin trading ex-dividend September 20, 2011. As previously communicated, subsequent to the acquisition of GTCS Holdings LLC (“Green Tree”), the Company expects to pay a nominal dividend on a go-forward basis as determined by the Company’s Board of Directors.
The special dividend payment represents an additional payment associated with taxable income from 2010. Stockholders requesting that their distribution be paid in cash in lieu of common stock (subject to proration as described below) must elect for the entire distribution to be payable in cash. To make such an election, stockholders will be required to return an election card to that effect to the Company’s transfer agent, Computershare Shareholder Services, for receipt no later than 4:00 p.m. (New York City Time) on October 26, 2011. Election cards will be mailed to stockholders and submitted to the Depository Trust & Clearing Corporation (“DTC”) for posting for brokers on or about September 26, 2011. Those stockholders wishing to receive their entire distribution in stock will not be required to take any further action
If aggregate cash distribution requests exceed 10% of the total dividend, the aggregate cash component of the distribution will be limited to 10% of the total dividend and each stockholder electing to receive cash will receive a pro-rata portion of the cash paid. The pro-rata portion will be based on the ratio of the distribution for each electing stockholder relative to the total amount of the distribution to be paid to all stockholders requesting cash. Requesting stockholders who do not receive 100% of their distribution in cash, will receive the balance in shares of common stock of the Company.
The Company expects the special dividend to be taxable to its stockholders, without regard to whether a particular shareholder receives the special dividend in the form of cash or shares, to allow Walter Investment to satisfy its REIT distribution requirement while preserving cash for other corporate purposes, including the repayment of debt.
The number of shares issued in the special dividend will be calculated based on the closing price per share of Walter Investment’s Common Stock on the NYSE Amex on October 27, 2011.
Registered stockholders with questions regarding the special dividend may contact Computershare Shareholder Services, Walter Investment’s transfer agent, by calling 1-800-426-5523 or via email at shareholderservices@computershare.com. If your shares are held through a bank, broker or nominee, and you have questions regarding the special dividend, please contact such bank, broker or nominee who will also be responsible for communicating to you the election information and submitting the election form on your behalf.

About Walter Investment Management Corp.
Walter Investment Management Corp. is an asset manager, mortgage servicer and mortgage portfolio owner specializing in less-than-prime, non-conforming and other credit-challenged mortgage assets. Based in Tampa, Fla., the Company services a diverse $38 billion loan portfolio consisting of over 770,000 loans and employs approximately 2,240 people. For more information about Walter Investment Management Corp., please visit the Company’s website at www.walterinvestment.com.
Safe Harbor Statement
Certain statements in this release and in any of Walter Investment Management Corp.’s public documents referred to herein, contain or incorporate by reference “forward-looking” statements as defined in Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Walter Investment Management Corp. is including this cautionary statement to make applicable and take advantage of the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Statements that are not historical fact are forward-looking statements. Words such as “expect,” “believe,” “anticipate,” “project,” “estimate,” “forecast,” “objective,” “plan,” “goal,” “apparent” and similar expressions, and the opposites of such words and expressions are intended to identify forward-looking statements. Forward-looking statements are based on the Company’s current beliefs, intentions and expectations; however, forward-looking statements involve known and unknown risks, uncertainties and other important factors that could cause actual results, performance or achievements, to differ materially from those reflected in the statements made or incorporated in this release. Thus, these forward-looking statements are not guarantees of future performance and should not be relied upon as predictions of future events. The risks and uncertainties referred to above include, but are not limited to, the occurrence of anticipated growth of the specialty servicing sector; future economic and business conditions; the effects of competition from a variety of local, regional, national and other mortgage servicers, our ability to successfully integrate the Green Tree business into our historical business and to achieve expected synergies, the continuation of regulatory pressures on large banks relating to their mortgage servicing, our ability to achieve revenues sufficient to carry our debt and otherwise to meet the covenants of our debt, and other risks detailed from time to time in the Company’s filings with the Securities and Exchange Commission (the “SEC”). The acquisition of Green Tree has resulted in significant changes to our risk factors. The reader is directed to our Quarterly Report on Form 10-Q for the quarter ended June 30, 2011 filed with the SEC on August 8, 2011 for a detailed explanation of our current risk factors..
All forward-looking statements set forth herein are qualified by this cautionary statement and are made only as of September 12, 2011. The Company undertakes no obligation to update or revise the information contained herein, including without limitation, any forward-looking statements, whether as a result of new information, subsequent events or circumstances, or otherwise, unless otherwise required by law.